Equity One, Inc. 1600 NE Miami Gardens Drive North Miami Beach, FL 33179 305-947-1664	For additional information: Greg Andrews, EVP and Chief Financial Officer

FOR IMMEDIATE RELEASE:

Equity One Reports Third Quarter 2007 Operating Results

NORTH MIAMI BEACH, FL; October 30, 2007 -- Equity One, Inc. (NYSE:EQY), an owner, developer, and operator of shopping centers, announced today its financial results for the three month and nine month periods ended September 30, 2007.

Financial Highlights

Funds From Operations (FFO) for the third quarter was $22.2 million, or $0.30 per diluted share, compared to $25.5 million and $0.35 per diluted share for the same period in 2006.  FFO for the nine months ended September 30, 2007 was $77.1 million, or $1.04 per diluted share, compared to $90.2 million and $1.20 per diluted share for the same period in 2006.

FFO for the third quarter of 2007 included $2.9 million, or $0.04 per diluted share, of a non-cash impairment loss compared to no impairment loss in the same period in 2006.  The impairment loss was related to two properties having an aggregate value of approximately $3.6 million.  These properties are part of a pool of assets identified for sale earlier this year.

FFO for the third quarter of both 2006 and 2007 also included $0.4 million, or less than $0.01 per diluted share, of gains on land sales.  FFO for nine months ended September 30, 2007 included $2.0 million, or $0.03 per diluted share, of gains on land sales compared to $7.7 million, or $0.10 per diluted share, for the same period in 2006.

Net income for the quarter was $10.7 million, or $0.14 per diluted share, compared to $14.1 million and $0.19 per diluted share for the same period in 2006.  Net income for the nine months ended September 30, 2007 was $43.6 million, or $0.59 per diluted share, compared to $147.8 million and $1.97 per diluted share for the same period in 2006.  Net income for the nine months ended September 30, 2007 included gains on sales of $2.0 million, compared to $95.3 million in the same period in 2006, most of which related to the company’s sale of its Texas shopping centers.

Operating Highlights

For the three months ended September 30, 2007, Equity One’s operating shopping center portfolio generated same-property net operating income (NOI) growth excluding redevelopment of 4.1%.  At September 30, 2007, the company’s operating shopping center portfolio was 93.5% occupied.

During the third quarter, the company executed 39 new leases totaling 241,195 square feet.  Leases with a new tenant replacing a prior tenant accounted for 34 of these leases and 219,718 square feet.  On average, rents on these new leases are 41.5% higher than prior rents on a GAAP basis and 33.1% higher than prior rents on a cash basis.

Also during the third quarter, the company negotiated renewals of 85 leases totaling 144,270 square feet.  On average, rents on renewal leases are 30.5% higher than prior rents on a GAAP basis and 18.3% higher than prior rents on a cash basis.

During the third quarter, the company also renewed 29 leases totaling 162,085 square feet subject to tenant renewal options.  On average, rents on option renewals are 14.4% higher than prior rents on a GAAP basis and 8.1% higher than prior rents on a cash basis.

GAAP requires that rental revenue received pursuant to operating leases be recognized on a straight-line basis.

Investment Activities

During the third quarter, Equity One sold one outparcel in Huntsville, Alabama that resulted in pre-tax gains of $0.4 million.  The company acquired additional shares in DIM Vastgoed, N.V. for $0.9 million pursuant to a previously negotiated agreement.

At September 30, 2007, the company had three developments at a gross cost of $58.5 million and five redevelopments at a gross cost of $32.8 million underway.  The estimated cost to complete these projects was approximately $45.2 million.  As of the end of the quarter, the company also owned two parcels of land held for future development.

At September 30, 2007, the company had nine operating properties and two parcels of land with a carrying value of $49.8 million classified as held for sale on its balance sheet.  In conjunction with the anticipated prepayment or defeasement of mortgage debt on certain properties slated for disposition, the company anticipates that it will record $2.1 million, or $0.03 per diluted share, of debt extinguishment costs in the fourth quarter of 2007.

Balance Sheet Highlights

At September 30, 2007, the company’s total market capitalization was approximately $3.2 billion, comprising 74.0 million shares of common stock (on a diluted basis) valued at $2.0 billion and net debt (excluding any unamortized fair market premium/discount and net of cash) of $1.2 billion.  The company’s ratio of net debt to total market capitalization was 36.6% and its ratio of net debt to gross real estate and securities investments was 52.0%.

During the quarter, the company paid off two mortgages with an aggregate principal balance at pay off of $6.1 million.  At the end of the quarter, the company had a $14.0 million balance outstanding under its $275 million unsecured line of credit.

The company has a remaining authorization to repurchase up to $31 million of common stock.  No stock was repurchased during the quarter or subsequent to the end of the quarter.

FFO and Earnings Guidance

The company is updating its 2007 FFO and earnings guidance.  FFO per diluted share for the year ending December 31, 2007 is expected to be $1.32 to $1.34.  Net income per diluted share, excluding any gains on sale of depreciable real estate that may occur in the fourth quarter, is expect to be $0.71 to $0.73.

The following table provides a comparison of the revised FFO per diluted share guidance to the prior guidance provided as of the end of the second quarter:

	Low	High
Second quarter FFO per diluted share guidance	$1.34	$1.39
Adjustments for dispositions:
Less: Impairment loss in the third quarter	(0.04)	(0.04)
Less: Debt extinguishment costs anticipated in the fourth quarter	(0.03)	(0.03)
Subtotal	$1.27	$1.32
Add: Gains on land sale through 9/30/07	0.03	0.03
Add: Gains on land sales anticipated in the fourth quarter	0.01	0.01
Adjusted second quarter FFO guidance	$1.31	$1.36

Revised FFO per diluted share guidance	$1.32	$1.34

The following table provides the reconciliation of the range of estimated net income available to common stockholders per diluted share to estimated FFO per diluted share:

	Low	High
Estimated net income per diluted share	$0.71	$0.73
Adjustments:
Rental property depreciation and amortization	0.63	0.63
Minority interest	0.00	0.00
Gains on sales of depreciable real estate	(0.02)	(0.02)
Estimated Funds From Operations (FFO) per diluted share	$1.32	$1.34

ACCOUNTING AND OTHER DISCLOSURES

We believe Funds from Operations (“FFO”) (combined with the primary GAAP presentations) is a useful, supplemental measure of our operating performance that is a recognized metric used extensively by the real estate industry, particularly REITs.  The National Association of Real Estate Investment Trusts (“NAREIT”) stated in its April 2002 White Paper on Funds from Operations, “Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.”

FFO, as defined by NAREIT, is “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.” NAREIT states further that “adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.”  We believe that financial analysts, investors and stockholders are better served by the presentation of comparable period operating results generated from our FFO measure.  Our method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

FFO is presented to assist investors in analyzing our operating performance.  FFO (i) does not represent cash flow from operations as defined by GAAP, (ii) is not indicative of cash available to fund all cash flow needs, including the ability to make distributions, (iii) is not an alternative to cash flow as a measure of liquidity, and (iv) should not be considered as an alternative to net income (which is determined in accordance with GAAP) for purposes of evaluating our operating performance.  We believe net income is the most directly comparable GAAP measure to FFO.

CONFERENCE CALL/WEB CAST INFORMATION

We will host a conference call on Wednesday, October 31, 2007, at 10:00 a.m. EST to review the third quarter 2007 earnings and operating results.  Stockholders, analysts and other interested parties can access the earnings call by dialing 888-713-4211 (U.S./Canada) or 617-213-4864 (international) using pass code 93123356.  The call will also be web cast and can be accessed in a listen-only mode at Equity One’s web site at www.equityone.net.

If you are unable to participate during the call, a replay will be available on Equity One’s web site for future review.  You may also access the replay by dialing 888-286-8010 (U.S./Canada) or 617-801-6888 (international) using pass code 29100673 through November 7, 2007.

FOR ADDITIONAL INFORMATION

For a copy of our third quarter supplemental information package, please access the “Financial Reports” section in our web site at www.equityone.net. To be included in our e-mail distributions for press releases and other company notices, please send your e-mail address to Feryal Akin at fakin@equityone.net.

ABOUT EQUITY ONE, INC.

As of September 30, 2007, the Company owns or has interests in 180 properties, consisting of 164 shopping centers comprising approximately 18.1 million square feet, seven projects in development or redevelopment, four parcels of land, and five non-retail properties.

FORWARD LOOKING STATEMENTS
Certain matters discussed by Equity One in this press release constitute forward-looking statements within the meaning of the federal securities laws.  Although Equity One believes that the expectations reflected in such forward-looking statements is based upon reasonable assumptions, it can give no assurance that these expectations will be achieved. Factors that could cause actual results to differ materially from current expectations include changes in macro-economic conditions and the demand for retail space in Florida, Georgia, Massachusetts  and the other states in which Equity One owns properties; the continuing financial success of Equity One’s current and prospective tenants; continuing supply constraints in its geographic markets; the availability of properties for acquisition; the success of its efforts to lease up vacant space; the effects of natural and other disasters; the ability of Equity One successfully to integrate the operations and systems of acquired companies and properties; and other risks, which are described in Equity One’s filings with the Securities and Exchange Commission.

EQUITY ONE, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
September 30, 2007 and December 31, 2006
(In thousands, except per share data)
(Unaudited)

	September 30,	December 31,
	2007	2006
ASSETS
Properties:
Income producing	$2,036,531	$1,896,843
Less: accumulated depreciation	(164,826)	(144,825)
Income-producing property, net	1,871,705	1,752,018
Construction in progress and land held for development	72,329	113,340
Properties held for sale	49,782	20,353
Properties, net	1,993,816	1,885,711

Cash and cash equivalents	-	-
Cash held in escrow	-	1,547
Accounts and other receivables, net	15,571	18,967
Securities	72,177	75,102
Goodwill	12,622	13,092
Other assets	73,040	75,356
TOTAL ASSETS	$2,167,226	$2,069,775

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes Payable
Mortgage notes payable	$399,792	$391,647
Mortgage notes payable related to properties held for sale	5,693	-
Unsecured revolving credit facilities	14,000	76,500
Unsecured senior notes payable	742,695	591,187
	1,162,180	1,059,334
Unamortized premium/discount on notes payable	10,588	10,322
Total notes payable	1,172,768	1,069,656

Other liabilities
Accounts payable and accrued expenses	47,191	36,565
Tenant security deposits	9,963	9,622
Other liabilities	26,095	27,265
Total liabilities	1,256,017	1,143,108
Minority interests	989	989

Commitments and contingencies
Stockholders’ equity:

Preferred stock, $0.01 par value – 10,000 shares authorized but unissued	-	-
Common stock, $0.01 par value – 100,000 shares authorized 73,164 and 72,756 shares issued and outstanding as of September 30, 2007 and December 31, 2006, respectively	732	728
Additional paid-in capital	904,476	895,247
Retained earnings	14,319	37,201
Accumulated other comprehensive loss	(9,307)	(7,498)
Total stockholders’ equity	910,220	925,678
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,167,226	$2,069,775

See accompanying notes to condensed financial statements

EQUITY ONE, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
For the three and nine months ended September 30, 2007 and 2006
(In thousands, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	September 30		September 30
	2007	2006	2007	2006
REVENUE:
Minimum rent	$47,882	$43,049	$142,817	$126,148
Expense recoveries	13,448	11,608	41,118	35,685
Percentage rent	183	303	1,820	1,766
Management and leasing services	103	745	1,089	1,341
Total revenue	61,616	55,705	186,844	164,940

COSTS AND EXPENSES:
Property operating	16,339	15,013	47,811	44,820
Management and leasing services	24	610	950	1,173
Rental property depreciation and amortization	11,524	10,269	34,284	30,306
General and administrative	5,396	7,291	20,016	17,906
Total costs and expenses	33,283	33,183	103,061	94,205
INCOME BEFORE OTHER INCOME AND EXPENSE, MINORITY INTEREST AND DISCONTINUED OPERATIONS	28,333	22,522	83,783	70,735

OTHER INCOME AND EXPENSE:
Investment income	189	830	6,947	6,595
Equity in income of unconsolidated joint ventures	-	-	-	1,650
Other income	27	-	267	389
Interest expense	(16,951)	(13,110)	(49,699)	(39,789)
Amortization of deferred financing fees	(427)	(382)	(1,236)	(1,097)
Gain on sale of real estate	408	439	1,993	6,037
Loss on sale of fixed assets	-	-	(283)	-
Gain on extinguishment of debt	-	457	-	165
Impairment loss	(2,930)	-	(2,930)	-

INCOME BEFORE MINORITY INTEREST AND DISCONTINUED OPERATIONS	8,649	10,756	38,842	44,685
Minority Interest	(28)	(28)	(84)	(178)
INCOME FROM CONTINUING OPERATIONS	8,621	10,728	38,758	44,507

DISCONTINUED OPERATIONS:
Operations of income-producing properties sold or held for sale	1,791	1,267	2,821	8,001
Gain on disposal of income-producing properties	253	2,125	1,973	95,324
Income from discontinued operations	2,044	3,392	4,794	103,325
NET INCOME	$10,665	$14,120	$43,552	$147,832

EARNINGS PER COMMON SHARE - BASIC:
Continuing operations	$0.12	$0.15	$0.53	$0.60
Discontinued operations	0.03	0.04	0.07	1.39
	$0.15	$0.19	$0.60	$1.99
Number of Shares Used in Computing Basic Earnings per Share	73,121	73,152	73,066	74,207

EARNINGS PER COMMON SHARE – DILUTED:
Continuing operations	$0.11	$0.14	$0.52	$0.59
Discontinued operations	0.03	0.05	0.07	1.38
	$0.14	$0.19	$0.59	$1.97
Number of Shares Used in Computing Diluted Earning per Share	73,985	73,893	74,009	74,944

See accompanying notes to the condensed financial statements.

EQUITY ONE, INC. AND SUBSIDIARIES
Reconciliation of Net Income to Funds from Operations (FFO)

Funds from Operations is a non-GAAP financial measure.  We believe that FFO, as defined by NAREIT, is a widely used and appropriate supplemental measure of operating performance for REITs.  The following table illustrates the calculation of FFO for the three and nine months periods ended September 30, 2007 and 2006:

	Three Month Ended		Nine Month Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(In thousands)		(In thousands)

Net income	$10,665	$14,120	$43,552	$147,832
Adjustments:
Rental property depreciation and amortization, including discontinue operations	11,807	10,629	35,190	34,161
Gain on disposal of depreciable real estate	(253)	-	(1,973)	(93,196)
Loss on disposal of fixed assets	-	-	283	-
Pro rata share of real estate depreciation from unconsolidated joint venture	-	736	-	1,244
Minority interest	28	28	84	178
Funds from operations	$22,247	$25,513	$77,136	$90,219

The following table reflects the reconciliation of FFO per diluted share to earnings per diluted share, the most directly comparable GAAP measure, for the periods presented:

	Three Month Ended		Nine Month Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(In thousands)		(In thousands)

Earnings per diluted share (1)	$0.14	$0.19	$0.59	$1.97
Adjustments:
Rental property depreciation and amortization, including discontinue operations	0.16	0.15	0.48	0.45
Gain on disposal of depreciable real estate	-	-	(0.03)	(1.24)
Loss on disposal of fixed assets	-	-	0.00	-
Pro rata share of real estate depreciation from unconsolidated joint venture	-	0.01	-	0.02
Minority interest	0.00	0.00	0.00	0.00
Funds from operations per diluted share	$0.30	$0.35	$1.04	$1.20

(1) Earnings per diluted share reflect the add-back of the minority interest(s) which are convertible to shares of our common stock.